SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K



                               CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    January 2, 1996
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                             GEICO Corporation
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           (Exact name of registrant as specified in its charter)


        Delaware                          1-8012                52-1135801
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(State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
    of incorporation)                                     Identification No.)


     One GEICO Plaza, Washington, D.C.                        20076
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  (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code   (301) 986-3000
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                               Not Applicable
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       (Former name or former address, if changed since last report)



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Item 1. Change of Control of the Registrant.

          On January 2, 1996, pursuant to an Agreement and Plan of Merger dated August 25, 1995, by and among Berkshire Hathaway Inc. ("Berkshire"), HPKF Inc. ("Sub") and GEICO Corporation (the "registrant"), Sub merged with and into the registrant, with the registrant as the surviving corporation and an indirect wholly owned subsidiary of Berkshire (the "Merger"). Upon consummation of the Merger, each outstanding share of Common Stock, par value $1.00 per share (the "Common Stock"), of the registrant (other than shares properly dissenting from the Merger) was converted into the right to receive $70.00 in cash (the "Merger Consideration"). The transfer agent for the Common Stock has been instructed by the registrant to close the stock transfer books for the Common Stock, and trading of Common Stock on the New York Stock Exchange and the Pacific Stock exchange is to cease at the close of business of such exchanges on the date hereof.

          The Bank of New York has been retained by Berkshire to serve as the Paying Agent. Letters of Transmittal, together with instructions relating thereto, are expected to be provided promptly to the registrant's stockholders so that such stockholders may receive the Merger
Consideration.

          A copy of the joint press release, dated January 2, 1996, issued by Berkshire and the registrant relating to the consummation of the Merger is attached hereto as Exhibit 99.

Item 7. Financial Statements and Exhibits.

          (c) The following exhibit is filed with this report:

          99. Joint press release of Berkshire and the registrant relating to the consummation of the Merger on January 2, 1996.

                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GEICO Corporation


                                   By: /s/ W. Alvon Sparks, Jr.
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                                      Name:  W. Alvon Sparks, Jr.
                                      Title: Executive Vice President
                                             and Chief Financial Officer


Dated January 2, 1996



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                               EXHIBIT INDEX



Exhibit Number           Description

99 Joint Press Release of Berkshire and the registrant issued January 2, 1996.